Exhibit 10.1

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Principal Amount: $2,000,000	Issue Date: May 1, 2017

15% SECURED PROMISSORY NOTE

DUE May 1, 2020

FOR VALUE RECEIVED, Arkados Group, Inc., a Delaware corporation, (the “Company “) promises to pay to SolBright Renewable Energy, LLC (which name of the entity will be changed after the Original Issue Date to SRE Holdings, LLC), or its registered assigns (the “Holder “), or shall have paid pursuant to the terms hereunder, the principal sum of $2,000,000 (the “Principal”) on May 1, 2020, unless accelerated upon an Event of Default (the “Maturity Date “), or such earlier date as this Note is required or permitted to be repaid, in whole or in part, as provided hereunder, and to pay interest to the Holder on the aggregate and then outstanding principal amount of this Note in accordance with the provisions hereof. This Note is subject to the following additional provisions:

Section 1.            Definitions. For the purposes hereof the following terms shall have the following meanings:

“Bankruptcy Event” means any of the following events: (a) the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof, (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement, (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Company or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts or (g) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Business Day” means any day except any Saturday, any Sunday, or any day which is a federal legal holiday in the United States.

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“Change of Control” means the occurrence after the date hereof of any of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Securities Exchange Act of 1934, as amended, the “1934 Act”) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 50.1% of the voting securities of the Company (other than by conversion of the Note), (b) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 50.1% of the aggregate voting power of the Company or the successor entity of such transaction, or (c) the Company sells or transfers all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than 50.1% of the aggregate voting power of the acquiring entity immediately after the transaction.

“Event of Default” shall have the meaning set forth in Section 5(a).

“Mandatory Default Amount” means the payment of 100% of the outstanding principal amount of this Note and accrued and unpaid interest hereon, in addition to the payment of all other amounts, costs, expenses and liquidated damages due in respect of this Note.

“Note Register” shall have the meaning set forth in Section 2(a).

“Original Issue Date” means the date of the first issuance of this Note, regardless of any transfers of this Note and regardless of the number of instruments which may be issued to evidence such Note.

“Outstanding Amount” means the outstanding principal amount and any accrued but unpaid interest under this Note.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, a government or any department or agency thereof and any other legal entity.

“Purchase Agreement” means the Asset Purchase Agreement dated as of the date hereof between the Company and the Holder, as amended, modified or supplemented from time to time in accordance with its terms.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Section 2.            Repayment and Interest.

a)            Repayment. Unless earlier repaid, the Outstanding Amount shall be due and payable in full on the Maturity Date. The Company shall make interest–only payments to the Holder on a quarterly basis, with the first interest payment due on May 31, 2017. Additionally, the Company shall make Principal payments to the Holder on a quarterly basis as provided in Section 2(c) below, with the first interest payment due following the end of the Company’s fiscal quarter ended May 31, 2017. All payments made hereunder shall be applied first to accrued unpaid interest and then to unpaid Principal, provided, however, that any payments made pursuant to Section 2(c) shall be applied to Principal only and shall not be utilized to satisfy any accrued unpaid interest then outstanding. Principal and interest hereunder will be paid to the Person in whose name this Note is registered on the records of the Company regarding registration and transfers of this Note (the “Note Register”). The Company hereby covenants and agrees that before any principal repayment will be made by the Company or its affiliates with respect to any other notes or loans for other borrowings by the Company or its affiliates, this Note must first be satisfied in full.

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b)            Interest Calculations. Interest at the rate of 15% per annum shall be calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, and shall accrue daily commencing on the Original Issue Date until payment in full of the outstanding principal, together with all accrued and unpaid interest, liquidated damages and other amounts which may become due hereunder, has been made.

c)            Prepayment of this Note with Prepayment Funds.

i.            On the terms and conditions of this Section 2(c), the Company shall prepay this Note, in whole or in part (each such event, a “Company Prepayment”), in the event Prepayment Funds are determined to exist for any fiscal quarter of the Company.

ii.            The Company shall prepay this Note under this Section 2(c) from time to time only if Prepayment Funds (as defined below) are available for such prepayment by delivering a written notice thereof to the Holder (the “Company Prepayment Notice” and the date the Holder receives such notice is referred to as the “Company Prepayment Notice Date”). The Company Prepayment Notice shall (x) state the date on which the applicable Company Prepayment shall occur (each a “Company Prepayment Date”) and (y) state the aggregate amount to be prepaid on this Note, which full amount shall be regarded as a repayment of the principal balance of this Note and shall not be utilized to offset any accrued unpaid interest then due on this Note, and (z) include a detailed calculation of the amount of the Prepayment Funds available for such quarter for the prepayment.

iii.            The Company shall determine no later than 20 days after the end of each Company fiscal quarter if Prepayment Funds are available for a Company Prepayment for such quarter, and if Prepayment Funds are deemed available, then the Company shall send the Company Prepayment Notice to the Holder no later than 30 days after the end of the respective Company fiscal quarter.

iv.            Nothing in this Section 2(c) shall be construed to require or permit the Company to prepay this Note if such prepayment would result in a violation of law, including any violation of the Delaware General Corporation Law.

v.            “Prepayment Funds” shall mean during the period from the Closing Date (as defined in the Purchase Agreement) until any and all amounts due under this Note have been fully paid and this Note has been extinguished, the amount that equals (A) 25% of the earnings before interest, taxes, depreciation and amortization (“EBITDA”) of the “Business” (as defined in the Purchase Agreement), calculated in accordance with generally accepted accounting principles, for the Company’s last four fiscal quarters preceding the Prepayment Funds calculation, minus (B) the sum of all interest payments paid by the Company to the Holder for the Note during the last 12 months preceding the Prepayment Funds calculation, minus (C) $1,200,000; provided, however, since the Prepayment Funds calculation is intended to cover a full twelve-month period, until the Prepayment Funds calculation period includes a full twelve-month period after the Closing Date, the calculation of the Prepayment Funds shall be adjusted for each of (A) and (B) by dividing the amount so calculated in such subsection by the number of days between the Closing Date and the end of such calculation period, and then multiplying such amount by 365.

Section 3.            Registration of Transfers and Exchanges.

a)            Different Denominations. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

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b)            Transfers. This Note may be transferred or exchanged only with the prior written consent of the Company and applicable federal and state securities laws and regulations.

c)            Reliance on Note Register. Prior to due presentment for transfer to the Company of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 4.            Automatic Redemption Upon a Qualified Equity Financing. Upon the closing of an equity financing by the Company at any time after the Original Issue Date, in a single transaction or a series of related transactions, in which the Company issues equity securities which yields gross cash proceeds to the Company of at least $10,000,000 (excluding this Note and any and all redeemable or convertible notes), which is led by a bona fide third party who is not currently affiliated with the Company, and with the principal purpose of raising capital, the Maturity Date shall be accelerated to the date of closing such equity financing transaction, and the Outstanding Amount shall be paid in full by the Company to satisfy this Note.

Section 5.            Event of Default.

a) “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i.           The non-payment of any of the amounts due hereunder within five (5) Business Days after the date such payment is due and payable.

ii.          The dissolution or liquidation, as applicable, of the Company.

iii.         The occurrence of a Bankruptcy Event.

iv.         Any seizure, vesting or intervention by or under authority of a government, by which the management of the Company is displaced or its authority in the conduct of its business is curtailed.

v.          The appointment of any receiver of any material property of the Company.

vi.         A Change of Control occurs or any agreement or understanding that could result in a Change of Control is prepared by or for Company.

vii.        The occurrence of a material breach or an event of default by the Company under this Note.

viii.       Any default by the Company under, or the occurrence of any event of default as defined in, any other indebtedness (other than relating to trade payables) owed by the Company.

b)            Remedies Upon Event of Default. If any Event of Default occurs, then the Mandatory Default Amount shall become, at the Holder's election, immediately due and payable. Upon the payment in full of the Mandatory Default Amount, the Holder shall promptly surrender this Note to or as directed by the Company. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 5(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

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c)            Expenses of Collection and Attorneys’ Fees. In any Event of Default, the Company agrees to pay all expenses of collection of this Note and reasonable attorneys’ fees incurred by Holder in connection therewith.

Section 6.            Security.

This Note shall be secured with a second priority lien on the accounts receivable of the Company, now or hereafter existing, relating to the solar engineering, procurement and construction business of Holder acquired by the Company pursuant to the Purchase Agreement (the “Accounts Receivables”) for so long as the Note is outstanding, with such lien being junior only to that certain first priority security position granted in the Accounts Receivables to AIP ASSET MANAGEMENT INC. (“Senior Secured Lender”) under that certain Note Purchase Agreement and that certain Security Agreement, both by and between the Company and the Senior Secured Lender and dated May 1, 2017. The Company shall, when requested by the Holder, provide the Holder with such information and reports reasonably requested by the Holder documenting the amount of such solar engineering, procurement and construction business accounts receivable of the Company, and the amount of any appropriate reserve for such accounts receivable.

On or following the Original Issue Date, the Holder may file such UCC financing statements as it deems appropriate in the jurisdictions as it so determines to record its lien upon, and security interest in, the designated collateral. Upon repayment in full and satisfaction of the Note, the Company may file such termination statements as necessary to terminate any such previously filed financing statements.

Section 7.            Miscellaneous.

a)            Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Company at the facsimile number or address set forth on the signature page of this Note, or such other facsimile number or address as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section 7(a). Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to the Holder at the facsimile number or address set forth on the signature page of this Note, or such other facsimile number or address as the Holder may specify for such purposes by notice to the Company delivered in accordance with this Section 7(a). Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Business Day, (ii) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, (iii) the second Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given.

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b)            Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company.

c)            Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company.

d)            Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

e)            Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion. Any waiver by the Company or the Holder must be in writing.

f)            Severability.    If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such power as though no such law has been enacted.

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g)            Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other transaction documents entered into in connection with the Purchase Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder's right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company's compliance with the terms and conditions of this Note.

h)            Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day

i)            Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

(Signature Pages Follow)

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IN WITNESS WHEREOF, the Company has caused this Secured Promissory Note to be duly executed by a duly authorized officer as of the date first above indicated.

COMPANY:
Arkados Group, Inc.

By:	/s/ Terrence DeFranco
Name: Terrence DeFranco
Title: Chief Executive Officer

Address:

Facsimile:

AGREED TO AND ACCEPTED:

HOLDER:
SolBright Renewable Energy, LLC

By:	/s/ Patrick Hassell
Name: Patrick Hassell
Title: Managing Director

Address:

Facsimile:

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